UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2014

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Although it has not finalized its full financial results for the fiscal quarter ended December 31, 2013 (“Q2FY2014”), PAREXEL International Corporation (“PAREXEL” or the “Company”) issued a press release on January 13, 2014 (the “Press Release”) regarding updated guidance for Q2FY2014 and the fiscal year ending June 30, 2014, and anticipated new business wins for Q2FY2014. The Press Release was issued in conjunction with the Company’s presentation at the JP Morgan Healthcare Conference on January 15, 2014. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.
The information contained in this Item 2.02 of Form 8-K and Exhibit 99.1 is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2013 and its results of operations for the three months ended December 31, 2013. The Company anticipates making a public announcement of its results of operations for Q2FY2014 on January 29, 2014.

Item 7.01 Regulation FD Disclosure.
The Company will be presenting on January 15, 2014 at the J.P. Morgan Healthcare Conference. The slides to be used during the presentation are attached hereto as Exhibit 99.2 and the information contained therein is incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 13, 2014.
99.2	Presentation Slides for J.P. Morgan Healthcare Conference

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2014	PAREXEL International Corporation
By:	/s/ Ingo Bank
Ingo Bank Senior Vice President and Chief Financial Officer